UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2014

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Stockholders (the “Annual Meeting”) of Westell Technologies, Inc. (the “Company”) was held on September 16, 2014. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.
Proposal 1-Election of Directors:
Each person duly elected at the Annual Meeting to serve as a director until the Company’s 2015 Annual Meeting of Stockholders received the number of votes indicated beside his or her name below.

Nominee	For	Withheld	Broker Non-Vote
Richard S. Gilbert	78,022,073	3,127,089	14,359,806
Fared Adib	79,467,840	1,681,322	14,359,806
Robert W. Foskett	71,881,966	9,267,196	14,359,806
J. Thomas Gruenwald	79,206,690	1,942,472	14,359,806
Dennis O. Harris	78,754,105	2,395,057	14,359,806
Martin D. Hernandez	72,881,906	8,267,256	14,359,806
Eileen A. Kamerick	78,468,887	2,680,275	14,359,806
Robert C. Penny III	71,198,700	9,950,462	14,359,806

Proposal 2-Ratification of the appointment of Ernst &Young LLP, independent auditors, as auditors for the fiscal year ending March 31, 2015. This proposal was approved.

	For	Against	Abstain
Appointment of independent auditors	94,538,455	884,052	86,461

Proposal 3-Advisory Vote to approve Executive Compensation, as described in the proxy materials. This proposal was approved.

	For	Against	Abstain	Broker Non-Vote
Advisory Vote to approve Executive Compensation	80,057,423	991,633	100,106	14,359,806

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	September 17, 2014	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary